UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 3, 2006 (October 31, 2006)

COMMISSION FILE NUMBER: 333-102885

THE BRICKMAN GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	23-2949247
(State of incorporation)	(I.R.S. Employer Identification No.)

18227 Flower Hill Way, Suite D Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

(301) 987-9200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act {17 CFR 230.425}

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Brickman Group, Ltd. is not currently required by law to file reports under Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, because at the beginning of its current fiscal year its 11.75% senior subordinated notes due 2009 were held of record by less than 300 persons. The Brickman Group, Ltd. is therefore not currently an “issuer” for purposes of Section 2(a)(7) of the Sarbanes-Oxley Act of 2002. The Brickman Group, Ltd. voluntarily files quarterly and annual reports on Forms 10-Q and 10-K and current reports on Form 8-K with the Securities and Exchange Commission in compliance with the indenture governing its senior subordinated notes.

ITEM 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 31, 2006, The Brickman Group, Ltd. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Groundmasters, Inc. and Groundmasters, LLC (collectively, “Groundmasters”), Michael G. Rorie and Brickman Bengals, LLC (“Acquisition Subsidiary”). Pursuant to the Asset Purchase Agreement, Acquisition Subsidiary, a wholly-owned subsidiary of the Company, acquired substantially all of the assets and certain liabilities of Groundmasters. The Asset Purchase Agreement contained customary representations and warranties, covenants and indemnities made by the parties as set forth therein.

The purchase price for the assets was $47,750,000 in cash plus the issuance by the Company of a $5,000,000 8% Junior Subordinated Convertible Note described below and the assumption by Acquisition Subsidiary of specified liabilities. The Company funded the cash portion of the purchase price through $40,000,000 of borrowings under a revolving loan under its senior credit agreement which was amended in connection with the acquisition as described below, with the remainder of the purchase price funded from working capital.

Groundmasters is a full-service landscape company headquartered in Loveland, Ohio with branch locations in Columbus, Dayton, Cincinnati and Lebanon, Ohio and Florence and Louisville, Kentucky. The assets of Groundmasters acquired included, without limitation, customer contracts, accounts receivable, inventory, machinery, equipment, commercial vehicles and rights to the name “Groundmasters.”

Convertible Note

In connection with the Asset Purchase Agreement, the Company issued a $5,000,000 8.00% Junior Subordinated Convertible Note, dated October 31, 2006, payable to Groundmasters, Inc. (the “Convertible Note”). The Convertible Note is subordinated in right of payment, to the extent set forth in the Convertible Note, to the prior payment in full of all Senior Debt (as defined in the Convertible Note which includes all indebtedness and obligations of the Company under its senior credit facility and under the Company’s 11 3/4% Senior Subordinated Notes due 2009). The principal amount of the Convertible Note and all accrued but unpaid interest are due and payable no later than 1 year from the date of issuance of the Convertible Note, and may be required to be repaid at an earlier date in certain circumstances as set forth in Convertible Note. The holder may convert the outstanding principal balance of the Convertible Note into equity interests of Brickman Group Holdings, Inc. (“Holdings”) or its successor on the terms set forth in the Convertible Note.

Amendment to Credit Agreement

In connection with the Asset Purchase Agreement, the Company entered into the Consent and Third Amendment to Credit Agreement, dated as of October 31, 2006, by and among the Company, Holdings, the other Loan Parties named therein, Antares Capital Corporation as Agent and Lender and the other Lenders named therein (the “Credit Agreement Amendment”). Pursuant to the Credit Agreement Amendment, among other things (1) the Agent and the Lenders consented to the transactions contemplated by the Asset Purchase Agreement and the issuance of the Convertible Note; (2) the aggregate revolving loan commitment of the Lenders under the senior credit agreement was increased from $30.0 million to $65.0 million; (3) Acquisition Subsidiary joined the subsidiary guaranty and subsidiary security agreement securing the Company’s obligations under the senior credit agreement and (4) certain of the representations and warranties, covenants and other terms contained in the Company’s senior credit agreement were amended to reflect the transactions contemplated by Asset Purchase Agreement and the issuance of the Convertible Note.

Supplemental Indenture

In connection with the Asset Purchase Agreement, the Company and the Acquisition Subsidiary entered into a Second Supplemental Indenture (the “Supplemental Indenture”), dated as of October 31, 2006, among the Company, the Acquisition Subsidiary, the Existing Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, to the Indenture, dated as of December 20, 2002, relating to the Company’s 11 3/4% Senior Subordinated Notes due 2009. The purpose of the Supplemental Indenture was to add Acquisition Subsidiary as a guarantor to the notes issued pursuant to the Indenture.

The foregoing descriptions of the Asset Purchase Agreement, Convertible Note, Credit Agreement Amendment and Supplemental Indenture are qualified in their entirety by reference to these documents which are attached as Exhibits to this 8-K Report and are incorporated herein by reference.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01.

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment not later than 71 calendar days after the date of this 8-K Report.

(b) Pro Forma Financial Information.

To be filed by amendment not later than 71 calendar days after the date of this 8-K Report.

(d) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated October 31, 2006, by and among The Brickman Group, Ltd., Brickman Bengals, LLC, Groundmasters, Inc., Groundmasters, LLC and Michael G. Rorie.

10.2	The Brickman Group, Ltd. 8.00% Junior Subordinated Convertible Note, dated October 31, 2006, issued by The Brickman Group, Ltd. in favor of Groundmasters, Inc. and joined by Brickman Group Holdings, Inc.

10.3	Consent and Third Amendment to Credit Agreement, dated as of October 31, 2006, by and among The Brickman Group, Ltd., Brickman Group Holdings, Inc., the other Loan Parties named therein, Antares Capital Corporation as Agent and Lender and the other Lenders named therein.

10.4	Second Supplemental Indenture, dated as of October 31, 2006, among Brickman Bengals, LLC, The Brickman Group, Ltd., the Existing Guarantors named therein and The Bank of New York Trust Company, N.A., as Trustee, under the Indenture dated as of December 20, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Brickman Group, Ltd.
(Registrant)
Date: November 3, 2006	/s/ Timothy H. Pease
Chief Financial Officer